Special Meeting of Shareholders

A special meeting of shareholders was convened on December 15, 2006, at which shareholders approved the following:

THE VOTING RESULTS ARE LISTED IN THE FOLLOWING ORDER
AFFIRMATIVE
AGAINST
ABSTAINED
TOTAL

Approval of the Agreement and Plan of Reorganization providing for the combination of the WMVT Flexible Income Portfolio into the PVC Flexible Income Portfolio.

Voted Shares
8,609,775.816
124,388.084
1,223,429.818
9,957,593.718

% of Outstanding Shares
62.202%
..899%
 8.839%
71.939%

% of Shares Voted
86.464%
1.249%
12.286%
100.000%

Approval of the Agreement and Plan of Reorganization providing for the combination of the WMVT Conservative Balanced Portfolio into the PVC Conservative Balanced Portfolio.

Voted Shares
4,672,857.148
126,629.947
181,182.170
4,980,669.265

% of Outstanding Shares
77.148%
2.091%
2.991%
82.230%

% of Shares Voted
93.820%
2.542%
3.638%
100.000%

Approval of the Agreement and Plan of Reorganization providing for the combination of the WMVT Balanced Portfolio into the PVC
Balanced Portfolio.

Voted Shares
29,904,067.660
1,516,777.731
4,720,297.006
36,141,142.397

% of Outstanding Shares
71.416%
3.622%
11.273%
86.312%

% of Shares Voted
82.742%
4.197%
13.061%
100.000%

Approval of the Agreement and Plan of Reorganization providing for the combination of the WMVT Conservative Growth Portfolio into the PVC Conservative Growth Portfolio.

Voted Shares
16,959,622.452
464,509.659
1,346,637.598
18,770,769.709

% of Outstanding Shares
80.095%
2.194%
6.360%
88.648%

% of Shares Voted
90.351%
2.475%
7.174%
100.000%

Approval of the Agreement and Plan of Reorganization providing for the combination of the WMVT Strategic Growth Portfolio into the PVC Strategic Growth Portfolio.

Voted Shares
6,365,459.410
143,452.551
212,055.811
6,720,967.772

% of Outstanding Shares
63.654%
1.435%
2.121%
67.209%

% of Shares Voted
94.710%
2.134%
3.155%
100.000%


Approval of the proposed advisory agreement with WM Advisors, Inc. for the WMVT Flexible Income Portfolio.

Voted Shares
8,864,441.490
110,281.184
982,871.044
9,957,593.718

% of Outstanding Shares
64.042%
..797%
7.101%
71.939%

% of Shares Voted
89.022%
1.108%
9.871%
100.000%


Approval of the proposed advisory agreement with WM Advisors, Inc. for the WMVT Conservative Balanced Portfolio.

Voted Shares
4,678,221.443
124,060.253
178,387.569
4,980,669.265

% of Outstanding Shares
77.236%
2.048%
2.945%
82.230%

% of Shares Voted
93.928%
2.491%
3.582%
100.000%

Approval of the proposed advisory agreement with WM Advisors, Inc. for the WMVT Balanced Portfolio.

Voted Shares
31,308,063.285
862,196.371
3,970,882.741
36,141,142.397

% of Outstanding Shares
74.769%
2.059%
9.483%
86.312%

% of Shares Voted
86.627%
2.386%
10.987%
100.000%

Approval of the proposed advisory agreement with WM Advisors, Inc. for the WMVT Conservative Growth Portfolio.

Voted Shares
17,292,855.190
357,365.732
1,120,548.787
18,770,769.709

% of Outstanding Shares
81.668%
1.688%
5.292%
88.648%

% of Shares Voted
92.127%
1.904%
5.970%
100.000%

Approval of the proposed advisory agreement with WM Advisors, Inc. for the WMVT Strategic Growth Portfolio.

Voted Shares
6,355,899.332
144,084.008
220,984.432
6,720,967.772

% of Outstanding Shares
63.558%
1.441%
2.210%
67.209%

% of Shares Voted
94.568%
2.144%
3.288%
100.000%